Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Contact:	Investor Relations Contact:

Robin Stoecker	Michael Magaro
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-5044	(650) 846-5747
rstoecker@tibco.com	mmagaro@tibco.com

TIBCO SOFTWARE REPORTS

RECORD FOURTH QUARTER AND ANNUAL

FINANCIAL RESULTS

PALO ALTO, Calif., December 22, 2004 – TIBCO Software Inc. (Nasdaq:TIBX), a leading enabler of real-time business and the world’s largest independent business integration software company, today announced results for its fourth fiscal quarter and year ended November 30, 2004. Total revenues for the fourth quarter were $125.7 million. License revenues for the fourth quarter were $70.6 million. Fiscal year 2004 revenues were $387.2 million. Net income for the quarter calculated in accordance with accounting principles generally accepted in the United States was $18.2 million or $.08 per share on a fully diluted basis.

TIBCO had non-GAAP net income for the fourth fiscal quarter of $20.5 million and $56.1 million for the year. TIBCO’s non-GAAP net income per share on a fully diluted basis was $.09 for the quarter and $.25 for the year. Fourth quarter and annual non-GAAP results exclude stock-based compensation charges, amortization of acquired intangibles, impairment of equity investments, restructuring charges and expensing of acquired in-process research and development, and assume a non-GAAP effective tax rate of 38%.

“During 2004, we capitalized on the beginning of a secular growth opportunity in the Integration market, increasing our market share of those segments in which we offer products and on the hard work and dedication of the people who work at TIBCO,” said Vivek Ranadivé, Chairman and CEO of TIBCO Software. “The growth we are experiencing is further validation that our integration platform has gone from a ‘nice to have’ to a ‘must have’ for companies operating in the ever more competitive global marketplace.”

Highlights for TIBCO’s Fourth Fiscal Quarter 2004

During Q4, TIBCO added over 100 new customers and made significant sales to both new and existing customers, including Associated Newspapers Ltd., Lockheed Martin M&DS, Beckman Coulter, Inc., Lehman Brothers Holdings, Procter & Gamble, City of Calgary, American Century Investments, BNP Paribas, Vodafone UK and Telecom Italia.

Conference Call Details

TIBCO Software has scheduled a conference call for 5:00 p.m. EDT today to discuss its fiscal fourth quarter results. The conference call will be hosted by CCBN and may be accessed over the Internet at www.tibco.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast of the call, a replay will be available through TIBCO Software Inc.’s website at www.tibco.com shortly after the live call ends.

About TIBCO Software

TIBCO Software Inc. (NASDAQ:TIBX) is the leading independent business integration software company in the world, demonstrated by market share and analyst reports. In addition, TIBCO is a leading enabler of Real-Time Business, helping companies become more cost-effective, more agile and more efficient. TIBCO has delivered the value of Real-Time Business, what TIBCO calls The Power of Now®, to over 2,000 customers around the world and in a wide variety of industries. For more information on TIBCO’s proven enterprise backbone, business integration, business process management, and business optimization solutions, TIBCO can be reached at +1 650-846-1000 or on the Web at www.tibco.com. TIBCO is headquartered in Palo Alto, CA.

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TIBCO, the TIBCO logo, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

Use of Non-GAAP Financial Information

TIBCO provides non-GAAP net income and net income per share data as additional measures of its operating results. TIBCO believes that presentation of non-GAAP net income and net income per share data provides useful information to management and investors regarding certain additional financial and business trends relating to the company’s financial condition and results of operations. For example, the non-GAAP results are an indication of TIBCO’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core business operational results. In addition, these non-GAAP results are among the primary indicators management uses as a basis for planning for and forecasting of future periods. These measures are not in accordance with, or an alternative for, accounting principles generally accepted in the United States and may be different from non-GAAP measures used by other companies.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements regarding the growth of the Integration market, TIBCO’s increased market share and the demand for TIBCO’s integration platform. Actual results could differ materially from such forward-looking statements if demand for TIBCO’s products and services or economic conditions affecting the market for TIBCO’s products and services fluctuate, if TIBCO is unable to successfully compete with existing or new competitors or if TIBCO cannot successfully execute its growth plans. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K and its Form 10-Q for the quarter ended August 29, 2004. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Non-GAAP Statements of Operations

Impact of Non-GAAP Adjustments on Reported Net Income

(unaudited, in thousands, except per share data)

	Three Months ended November 30, 2004			Year ended November 30, 2004
	GAAP	Adjustments*	Non-GAAP As Adjusted	GAAP	Adjustments*	Non-GAAP As Adjusted
Revenue	$125,660	$—	$125,660	$387,220	$—	$387,220
Cost of revenue	30,702	(2,048)	28,654	93,197	(6,737)	86,460

Gross profit	94,958	2,048	97,006	294,023	6,737	300,760

Operating expenses:
Research and development	17,954	(4)	17,950	61,100	(40)	61,060
Sales and marketing	36,997	(95)	36,902	123,486	(156)	123,330
General and administrative	9,766	—	9,766	29,048	(13)	29,035
Acquired in-process research and development	—	—	—	2,200	(2,200)	—
Restructuring charges	2,186	(2,186)	—	2,186	(2,186)	—
Amortization of intangibles	2,053	(2,053)	—	5,253	(5,253)	—

Total operating expenses	68,956	(4,338)	64,618	223,273	(9,848)	213,425

Income from operations	26,002	6,386	32,388	70,750	16,585	87,335

Interest and other income, net	529	112	641	2,965	112	3,077

Income before taxes	26,531	6,498	33,029	73,715	16,697	90,412

Provision for income taxes (1)	8,307	4,244	12,551	28,795	5,562	34,357

Net income	$18,224	$2,254	$20,478	$44,920	$11,135	$56,055

Net income per share - basic	$0.09		$0.10	$0.22		$0.27

Shares used to compute net income per share - Basic	212,432		212,432	207,506		207,506

Net income per share - diluted	$0.08		$0.09	$0.20		$0.25

Shares used to compute net income per share - Diluted	227,628		227,628	220,927		220,927

*	The following table summarizes the adjustments for the respective periods presented:

	Three Months ended November 30, 2004	Year ended November 30, 2004
Net income, GAAP	$18,224	$44,920
Stock-based compensation	104	243
Amortization of intangibles	4,096	11,956
Acquired in-process research and development	—	2,200
Restructuring charge	2,186	2,186
Impairment of equity investment	112	112
Provision for income taxes (1)	(4,244)	(5,562)

Net income, non-GAAP	$20,478	$56,055

(1)	The projected pro forma effective tax rate for 2004 of 38% has been used to adjust the provision for income taxes for non-GAAP purposes.

TIBCO Software Inc.

Balance Sheets

(unaudited, in thousands)

	November 30, 2004	November 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	180,849	$83,278
Short-term investments	292,686	521,391
Accounts receivable, net	109,672	53,659
Accounts receivable from related parties	2,216	4,454
Other current assets	16,984	15,549

Total current assets	602,407	678,331

Property and equipment, net	118,058	119,124
Other assets	32,389	34,923
Goodwill	263,393	103,006
Acquired intangibles, net	64,820	7,875

Total assets	1,081,067	$943,259

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	7,058	$3,692
Amounts due to related parties	—	1,641
Accrued liabilities	82,685	36,219
Accrued excess facilities costs	9,489	8,608
Deferred revenue	60,633	42,914
Current portion of long-term note payable	1,708	1,624

Total current liabilities	161,573	94,698

Long-term accrued excess facilities costs	29,878	33,914
Long-term deferred income tax	18,991	—
Long-term note payable	50,143	51,853

Total long-term liabilities	99,012	85,767

Stockholders’ equity:
Common stock	214	213
Additional paid-in capital	934,268	921,038
Unearned stock-based compensation	(119)	(254)
Accumulated other comprehensive income (loss)	(373)	225
Accumulated deficit	(113,508)	(158,428)

Total stockholders’ equity	820,482	762,794

Total liabilities and stockholders’ equity	1,081,067	$943,259

TIBCO Software Inc.

Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended November 30, 2003	Year Ended November 30, 2003	Three Months Ended August 29, 2004	Three Months Ended November 30, 2004	Year Ended November 30, 2004
License revenue:
Non-related parties	$36,222	$121,393	$53,697	$66,337	$197,753
Related parties	3,911	19,116	3,751	4,213	16,333

Total license revenue	40,133	140,509	57,448	70,550	214,086

Service and maintenance revenue:
Non-related parties	28,246	106,031	44,279	50,600	155,864
Related parties	3,858	15,098	2,860	2,996	12,692
Billed expenses	738	2,572	1,324	1,514	4,578

Total service and maintenance revenue	32,842	123,701	48,463	55,110	173,134

Total revenue	72,975	264,210	105,911	125,660	387,220

Cost of revenue:
Stock-based compensation	37	201	6	5	34
Other cost of revenue non-related parties	16,767	61,004	27,658	30,697	93,163
Other cost of revenue related parties	199	2,280	—	—	—

Gross Profit	55,972	200,725	78,247	94,958	294,023

Operating expenses:
Research and development
Stock-based compensation	61	513	5	4	40
Other research and development	15,560	64,075	16,184	17,950	61,060
Sales and marketing
Stock-based compensation	53	276	5	95	156
Other sales and marketing	25,602	109,954	32,955	36,902	123,330
General and administrative
Stock-based compensation	6	73	—	—	13
Other general and administrative	5,104	20,261	8,740	9,766	29,035
Acquired in-process-research and development	—	—	2,200	—	2,200
Restructuring charges	—	1,100	—	2,186	2,186
Amortization of acquired intangibles	499	1,997	2,218	2,053	5,253

Total operating expenses	46,885	198,249	62,307	68,956	223,273

Income from operations	9,087	2,476	15,940	26,002	70,750
Interest and other income, net	1,965	12,083	721	752	3,367
Realized gain (loss) on investments	809	2,924	(60)	(223)	(402)

Income before income taxes	11,861	17,483	16,601	26,531	73,715
Provision for income taxes	4,237	6,043	8,031	8,307	28,795

Net income	$7,624	$11,440	$8,570	$18,224	$44,920

Net income per share - basic	$0.04	$0.05	$0.04	$0.09	$0.22

Shares used to compute net income per share - basic	212,956	211,603	209,442	212,432	207,506

Net income per share - diluted	$0.03	$0.05	$0.04	$0.08	$0.20

Shares used to compute net income per share - diluted	224,047	221,971	221,413	227,628	220,927